UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2021

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On November 9, 2021, Haemonetics Corporation (the “Company”) issued a press release announcing financial results for the second quarter ended October 2, 2021 and first half of fiscal 2022. A copy of the press release is furnished with this report as Exhibit 99.1.

The foregoing information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2021, the Company announced that William P. Burke, Executive Vice President, Chief Financial Officer (“CFO”) has decided to retire from the Company in June 2022. Mr. Burke will remain in his current role while the Company conducts a search for a new CFO and will assist the Company’s Chief Executive Officer and next CFO in the transition thereafter until Mr. Burke’s retirement from the Company.

In consideration of the important services Mr. Burke will provide during the transition period, the Company and Mr. Burke have entered into an agreement dated November 8, 2021 (the “Agreement”) that sets forth the terms of Mr. Burke’s transition and retention through June 30, 2022 (the “Retention Date”), including his continued compensation, a potential retention payment, transition services to be performed, restrictive covenants in favor of the Company and a customary release of claims against the Company. Under the terms of the Agreement, Mr. Burke’s base salary will continue unchanged through the Retention Date and he will remain eligible for a bonus under the Company’s fiscal 2022 short-term incentive plan based on the Company’s actual performance. Additionally, if Mr. Burke does not resign and is not terminated for Cause (as defined in his Executive Severance Agreement with the Company) prior to the Retention Date, he will receive a retention bonus equal to: (a) 25% of his annual base salary, if a new CFO commences employment prior to April 2, 2022 (the last day of the Company’s fiscal 2022), or (b) 50% of his annual base salary, if a new CFO commences employment after April 2, 2022. Provided that Mr. Burke remains employed by the Company through the Retention Date and satisfies the other criteria to receive his retention bonus, he will also receive a pro rata bonus under the Company’s fiscal 2023 short-term incentive plan equaling (i) his fiscal 2022 annual target bonus opportunity (expressed as a percentage of base salary) multiplied by (ii) a fraction of which the numerator is the number of days in fiscal 2023 that he is employed with the Company and the denominator is 365. Mr. Burke will not be eligible to receive a fiscal 2023 annual long-term incentive award grant from the Company.

The description of the Agreement set forth above is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed with the Company’s Periodic Report on Form 10-Q for the third quarter of fiscal 2022.

Item 7.01 Regulation FD Disclosure.

On November 9, 2021, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

The foregoing information, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Haemonetics Corporation dated November 9, 2021 announcing financial results for the second quarter ended October 2, 2021 and first half of fiscal 2022.
99.2	Press Release of Haemonetics Corporation dated November 9, 2021 announcing William P. Burke’s retirement in June 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

Date: November 9, 2021	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer